EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-50933 on Form S-8 of Bridge Bancorp, Inc. of our report dated February 11, 2005 which is incorporated by reference in the Annual Report on Form 10-K of Bridge Bancorp, Inc. for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Livingston, New Jersey
March 10, 2005